                                                                     EXHIBIT 3.7

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  N.S. COMPANY

      We, the undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

      FIRST: The name of the corporation is N.S. Company.

      SECOND: The address of the corporation's registered office in the State of Delaware is 100 W. Tenth Street, City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Except as may be otherwise provided by law, the corporation shall possess and may exercise all powers and privileges, together with any powers incidental thereto, which are necessary or convenient to the conduct, promotion or attainment of such purpose.

      FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares, all of which shall be common stock, with a par value of $1.00 per share.

      FIFTH: The name and mailing address of each of the incorporators is as follows:

   Name                                      Address
--------------                   ---------------------------------------
K. B. Friedman                   120 S. Central Ave., Clayton, Mo. 63105

D. A. Richter                    120 S. Central Ave., Clayton, Mo. 63105

      SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

      (1) Election of directors need not be by ballot unless the by-laws so provide.

      (2) The board of directors shall have power to make, alter, amend, change, add to, or repeal the by-laws of the Corporation.

      SEVENTH: The board of directors shall consist of not less than three nor more than twenty members. The initial board of directors shall consist of three members whose names are as follows:

    Name                                        Address
-------------                    ---------------------------------------
D. J. Giacoma                    120 S. Central Ave., Clayton, Mo. 63105

P. J. Giacoma                    120 S. Central Ave., Clayton, Mo. 63105

D. A. Richter                    120 S. Central Ave., Clayton, Mo. 63105

      EIGHTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

      IN WITNESS WHEREOF, we have hereunto set our hands this 14th day of April, 1976.

                                                     /s/ K. B. Friedman
                                            ------------------------------------
                                                     K. B. Friedman

                                                     /s/ D. A. Richter
                                            ------------------------------------
                                                     D. A. Richter

STATE OF  MISSOURI    )
                      ) ss.
COUNTY OF ST. LOUIS   )

      BE IT REMEMBERED that on the 14th day of April, 1976, personally came before me Nancy Pigue, a Notary Public in and for the County and State aforesaid, K. B. Friedman and D. A. Richter parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth.

      GIVEN under may hand and seal of office the day and year aforesaid.

                                                /s/ Nancy Pigue
                                           -------------------------------------
                                                Nancy Pigue Notary Public

                                                     [SEAL]

My Commission Expires May 16, 1978.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       FOR

                                  N.S. COMPANY

      N.S. Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

            RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article First of the Certificate of Incorporation be amended to read as follows:

            First: The name of the corporation is "National Seating Company."

      SECOND: That the said amendment has been consented to and authorized by the holders of all of the issued and outstanding stock entitled to vote by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, N.S. Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by D. A. Richter its Vice President, and K. B. Friedman its Secretary, this 12th day of September, 1977.

                                            /s/ D. A. Richter
                                            ------------------------------------
                                            D. A. Richter, Vice President

                                            /s/ K. B. Friedman
[SEAL]                                      ------------------------------------
                                ATTEST:     K. B. Friedman, Secretary

STATE OF MISSOURI   )
                    ) ss.
COUNTY OF ST. LOUIS )

      BE IT REMEMBERED that on this 12th day of September, 1977, personally came before me, Nancy Pigue, a Notary Public in and for the County and State aforesaid, D. A. Richter, Vice President of N.S. Company, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said D. A. Richter, as such Vice President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said Vice President and Secretary of said corporation to said foregoing certificate are in the handwriting of the said Vice President and Secretary of said certificate is the common or corporate seal of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                              /s/ Nancy Pigue
                                              -------------------------------
                                              Nancy Pigue, Notary Public
[SEAL]
                                                NOTARY PUBLIC STATE OF MISSOURI
                                              MY COMMISSION EXPIRES MAY 16, 1972

                          AGREEMENT AND PLAN OF MERGER            FILED
                                       OF                      AUG. 30 1989,
                                NATIONAL SEATING               [ILLEGIBLE]
                               ACQUISITION CORP.,            SECRETARY OF STATE
                                                                  3:15 PM
                            a Tennessee Corporation,

                                      into

                            NATIONAL SEATING COMPANY,

                             a Delaware Corporation

            Pursuant to the provisions of Section 252 of the Delaware General Corporation Law and Section 48-21-101 of the Tennessee Business Corporation Act, National Seating Acquisition Corp. ("Acquisition"), a Tennessee corporation, and National Seating Company ("NSC"), a Delaware corporation, hereby adopt and approve this Agreement and Plan of Merger.

A. The name and authorized and outstanding capital stock of each constituent corporation is:

      NATIONAL SEATING ACQUISITION CORP. Acquisition has (i) 2,000,000 shares of Common Stock, no par value, authorized, of which 275,000 shares of Common Stock are issued and outstanding, and (ii) 2,000,000 shares of Preferred Stock, $.01 par value, authorized, of which 2,000,000 shares of Preferred Stock are issued and outstanding.

      NATIONAL SEATING COMPANY. NSC has 1,000 shares of Common Stock, $1.00 par value, authorized and issued and outstanding.

B. The name of the surviving corporation is National Seating Company (a Delaware corporation).

C. Pursuant to the terms of the merger, Acquisition shall merge with and into its wholly-owned subsidiary, NSC, and NSC shall succeed to all of the assets and assume all of the obligations of Acquisition.

D. In the merger, (i) each of the 275,000 issued and outstanding shares of Common Stock of Acquisition shall be converted into .7384618 shares of Common Stock of NSC; (ii) each of the 2,000,000 issued and outstanding shares of Preferred Stock of Acquisition shall be converted into one share of Redeemable Preferred Stock of NSC; and (iii) the 1,000 issued and outstanding shares of NSC Common Stock currently held by Acquisition shall be cancelled.

E. The Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of NSC, which shall be amended as of the date hereof to delete therefrom Article Second through Article Eighth thereof, and to insert the following in lieu thereof:

            "SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is the Corporation Trust Company.

            THIRD. The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do. This Corporation may, either as principal or agent, and either alone or in conjunction with other corporations, firms or individuals, do all and everything necessary, suitable, convenient or proper, for or in connection with or incident to the accomplishment of its purposes, or designed directly or indirectly to promote the interests of the Corporation or enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or exercise under the General Corporation Law of the State of Delaware or under any act amendatory thereof, supplemental thereto or substituted therefor.

            FOURTH. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 4,800,000 shares consisting of (a) 2,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), (b) 2,800,000 shares of preferred stock ("Preferred Stock") divided into two classes: (i) 2,000,000 shares of redeemable preferred stock, $.01 par value per share (the "Redeemable Preferred Stock") and (ii)

800,000 shares of convertible preferred stock, $.01 par value per share (the "Convertible Preferred Stock").

            The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Preferred Stock of the Corporation:

            A. Number. The number of authorized shares of either class of Preferred Stock shall not be reduced or increased without the affirmative vote or written consent of the holders of two-thirds of the shares of such class at the time outstanding.

            B. Dividends. Dividends upon the Preferred Stock shall be cumulative, whether or not in any dividend period or periods there shall be surplus or net profits of the Corporation legally available for the payment of such dividends, but accumulations of dividends shall not bear interest. As used herein, a "dividend period" is each period ending on the date a dividend is payable.

                  (1) Redeemable Preferred Stock. For purposes of this paragraph B, the date on which the Corporation shall initially issue any Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Preferred Stock shall be made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be originally issued to evidence such Preferred Stock (whether by reason of transfer of such Preferred Stock or for any other reason). If at any time the Corporation shall pay less than the total amount of dividends then payable on any class of

Preferred Stock, such payment shall be distributed among the holders of such class of Preferred Stock so that an equal amount shall be paid with respect to each outstanding share of such class of Preferred Stock. Dividends shall be paid by mailing the Corporation's good check in the proper amount to each holder of Preferred Stock to such holder at such holder's address as it appears on the Corporation's register at least five days prior to the due date of each dividend or by transferring funds to such holder by wire transfer or otherwise so as to be received by such holder on the due date of such dividend. The holders of the outstanding shares of Redeemable Preferred Stock are entitled to receive out of any funds at any time legally available for the declaration of dividends, cash dividends as follows: $0.375 per share on August 31, 1993; $0.020625 per share
(i) on the last day of November in the years 1993 and 1994, (ii) on the last days of February, May and August in the year 1994 and (iii) on the last days of February, May and August in the year 1995; and $0.5O per share on August 31, 1995. In no event shall any dividend be paid or declared, nor shall any distribution be made on shares of Common Stock, nor shall any shares of Convertible Preferred Stock or Common Stock or warrant to purchase Common Stock, be purchased, redeemed or otherwise acquired by the Corporation for value, except shares repurchased by the Corporation under the terms of the National Seating Company Employee Stock Ownership Plan (the "ESOP") or under the terms of the National Seating Acquisition Corp. Shareholders' Agreement (the "Shareholders' Agreement"), unless all dividends payable on the Redeemable Preferred Stock for all past dividend periods and for the then current dividend period shall have been paid and the Redeemable Preferred Stock shall have been redeemed.

                  (2) Convertible Preferred Stock. The holders of the outstanding shares of Convertible Preferred Stock are entitled to receive out of any funds at any time legally available for the declaration of dividends, cash dividends of $1.80 per share per annum through July 31, 1996. Dividends on Convertible Preferred Stock shall be payable upon July 31 of each of the years 1990, 1991, 1992, 1993, 1994 and 1995 and on July 31, 1996, and shall start to accrue on the date of issue. In no event shall any dividend be paid or declared, nor shall any distribution be made on shares of Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired by the Corporation for value, except shares repurchased by the Corporation under the terms of the ESOP or under the terms of the Shareholders' Agreement, unless all dividends accrued on the Convertible Preferred Stock for all past dividend periods and for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment. After payment of all dividends accruing through July 31, 1996, the holder of an outstanding share of Convertible Preferred Stock shall be entitled to receive, when and as paid to the holders of shares of Common Stock, dividends equal to the dividends payable on the number of shares of Common Stock into which such share of Convertible

Preferred Stock could be converted on the record date for determining the stockholders entitled to such dividend.

            C. Liquidation Preference.

                  (1) Redeemable Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Redeemable Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Corporation to the holders of shares of Convertible Preferred Stock or Common Stock, an amount equal to $1.00 per share (the "Liquidation Value"), subject to adjustment in the event of any stock dividend, split, distribution or combination with respect to such shares, plus all dividends accrued but unpaid (whether or not declared) to the date of final distribution to the holders of the Redeemable Preferred Stock and no more. If upon the occurrence of such an event, the assets and funds of the Corporation available for the distribution to its stockholders shall be insufficient to pay the holders of the Redeemable Preferred Stock then outstanding the full amounts to which they shall be entitled, the holders of Redeemable Preferred Stock shall share ratably in any distribution of assets and funds of the Corporation legally available for distribution in proportion to the respective amounts which would be payable in respect of the shares held by then upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  (2) Convertible Preferred Stock. After distribution in full to the holders of the Redeemable Preferred Stock then outstanding, the holders of the Convertible Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Corporation to the holders of shares of Common Stock, an amount equal to $20.00 per share, subject to adjustment in the event of any stock dividend, split, distribution or combination with respect to such shares, plus all dividends accrued but unpaid to the date of final distribution to the holders of the Convertible Preferred Stock and no more. If upon the occurrence of such an event, the assets and funds of the Corporation available for the distribution to its stockholders shall be insufficient to pay the holders of the Convertible Preferred Stock then outstanding the full amounts to which they shall be entitled, the holders of Convertible Preferred Stock shall share ratably in any distribution of assets and funds of the Corporation legally available for distribution in proportion to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  (3) Notice of Holders of Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the payment and the place where the amounts distributable shall be payable, shall be mailed by the Corporation by certified or registered mail, return receipt requested, not less than thirty (30) days prior to the payment date stated therein, to each record holder of any Preferred Stock at the address of such record holder shown on the Corporation's records. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor any reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this paragraph C.

            D. Voting Rights. Except as otherwise required by law or as set forth in this paragraph D, holders of Preferred Stock shall have no special voting rights; provided, however, that the vote of at least a majority of the outstanding shares of each class of Preferred Stock affected by any alteration, amendment or repeal of any provision of this Certificate of Incorporation (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation) which would alter or change the powers, preferences or special rights of the shares of such class of Preferred Stock shall be necessary to authorize such amendment, alteration or repeal.

                  (1) Redeemable Preferred Stock. Except as otherwise required by law or set forth in this paragraph D, the holders of Redeemable Preferred Stock shall have no voting rights, voting power being vested exclusively in the Convertible Preferred Stock and the Common Stock.

                  (a) The approval of holders of a majority of the Redeemable
            Preferred Stock, voting separately as a class, shall be required for the merger or consolidation of the Corporation or the sale by the Corporation of all or substantially all of its assets.

                  (b) Upon notice to the Corporation by the holders of a
            majority of the Redeemable Preferred Stock of the occurrence of an Event of Default (as hereinafter defined) at any time after the Corporation has paid the Senior Debt (as hereafter defined) in full, in cash, then the number of members of the Board of Directors shall automatically be increased, and the holders of the Redeemable Preferred Stock, voting separately as a class, shall be entitled to elect that number of additional directors which after the increase in the number of members of the Board of Directors referred to above shall constitute sixty percent (60%) of the total number of directors. The right of the holders of the Redeemable Preferred Stock to elect such additional directors shall continue until the later of (i) the curing of the Event of Default which gave rise to such right, (ii) the curing of all Events of Default occurring after the Event of Default which gave rise to such right, or (iii) the time at which the Corporation has funds legally available to cure such Events of Default, and can cure such Events of Default without breaching or causing an event of default under any material contract, agreement or indenture to which the Corporation is a party, at which time the directors so elected by the holders of Redeemable Preferred Stock shall resign. The following events shall be Events of Default for purposes of this paragraph D(1): (x) if default shall be made in the due and punctual payment of principal or interest due on the Promissory Note dated the effective date of this Agreement and Plan of Merger in the principal amount of $3,000,000 in funds of American Transit Corp. (the "ATC Promissory Note") and such default shall have continued for a period of six (6) months; (y) if the Corporation shall fail to make payment on the due date of any dividend to which the holders of Redeemable Preferred Stock are entitled under paragraph B(1) hereof, and such failure shall have continued for two consecutive quarterly dividend periods; and (z) if the Corporation shall fail to make a mandatory redemption payment to which the holders of Redeemable Preferred Stock are entitled under paragraph E(1) hereof, and such failure shall have continued for a period of six (6) months.

                  "Senior Debt" as used herein shall mean the unpaid balance of all "Loans," as defined in the Credit Agreement dated the effective date of this Agreement and Plan of Merger to be entered into between the Corporation and US WEST Financial Services, Inc., a Colorado corporation ("Lender"); provided, that the following shall not constitute Senior Debt: (i) any portion of the principal amount of the Revolving Facility Amount, as defined in said Credit Agreement, in excess of $3,000,000, (ii) any portion of the principal amount of the Term Loan, as defined in said Credit Agreement, in excess of $16,000,000, (iii) the deferred interest due and payable pursuant to Paragraph 4(F) of said Credit Agreement, and (iv) any amount added to the Corporation's obligations to Lender pursuant to Paragraph 18(E) of the Credit Agreement.

                  (2) Convertible Preferred Stock. The holders of Convertible Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting (or consenting, as the case may be) together with the holders of Common Stock as one class. Each share of Convertible Preferred Stock shall be entitled to the number of votes (or consents) equal to the number of shares of Common Stock into which such share of Convertible Preferred Stock could be converted on the record date for determining the stockholders entitled to vote (or consent, as the case may be), it being understood that whenever the "Conversion Ratio" (as defined in paragraph F hereof) is adjusted as provided in paragraph H hereof, the voting (or consenting) rights of the Convertible Preferred Stock shall also be similarly adjusted.

            E. Redemption of Preferred Stock.

                  (1) Mandatory Redemption of Redeemable Preferred Stock. The Corporation shall, on August 31, 1995 (the "Redemption Date"), upon surrender by such holder at the Corporation's principal office of the certificate representing such Redeemable Preferred Stock duly endorsed in blank or accompanied by an appropriate form of assignment, redeem all outstanding shares of Redeemable Preferred Stock at a redemption price per share equal to $1.00 in cash plus the amount of any dividends accrued but unpaid (whether or not declared) on such share at the Redemption Date.

                  (2) Optional Redemption of Convertible Preferred Stock. Subject to the provisions of paragraph B(1) hereof and subject to the provisions of paragraph F(1) hereof relating to conversion of the Convertible Preferred Stock, the Convertible Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time after August 31, 1997, at a redemption price per share equal to $20.00 in cash plus the amount of any dividends accrued but unpaid on such share to the date fixed for redemption. Notwithstanding the forgoing, no redemption of the Convertible Preferred Stock shall be made pursuant to this Paragraph E(2) unless and until (a) the ATC Promissory Note has been paid in full and (b) the Redeemable Preferred Stock shall have been redeemed in full.

                  (3) Rights of Holders of Redeemed Preferred Stock. From and after the Redemption Date, with respect to Redeemable Preferred Stock, and after the date fixed for redemption with respect to shares of Convertible Preferred Stock called for redemption, such shares will no longer be deemed to be outstanding, all rights in respect of such shares shall cease, except the right to receive the redemption price, and no interest shall accrue on the redemption price. If less than all of the outstanding shares of Convertible Preferred Stock are called for redemption, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors.

                  (4) Notice to Holders of Convertible Preferred Stock. Unless otherwise required by law, notice of redemption pursuant to paragraph E(2) hereof will be sent to the holders of Convertible Preferred Stock at the address shown on the books of the Corporation by first-class mail, postage prepaid, mailed not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date fixed for redemption. Each such notice shall state (i) the date fixed for redemption; (ii) the total number of shares of Convertible Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder;
(iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) the conversion rights of the shares to be redeemed and the Conversion Ratio in effect at the time. Upon surrender of the certificate for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in paragraph E(2).

                  (5) Payment. Payment for Preferred Stock purchased and redeemed by the Corporation pursuant to this paragraph E shall be made to the holders thereof in immediately available funds.

            F. Conversion of Convertible Preferred Stock.

                  (1) Conversion Ratio. A holder of shares of Convertible Preferred Stock shall be entitled, at any time and from time to time (including the time period from receipt of the notice of redemption until the date fixed for redemption pursuant to paragraph E(4)) to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion rate equal to one (1) share of Common Stock for each one (1) share of Convertible Preferred Stock, and which rate shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Ratio").

                  (2) Notice. Any holder of shares of Convertible Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Convertible Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the office or offices in the continental United States of such agent for conversion as may from time to time be designated by notice to the holders of the Convertible Preferred Stock by the Corporation, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of

Convertible Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Convertible Preferred Stock not to be so converted to be issued, and
(ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

                  (3) Certificates. Upon surrender of a certificate representing a share or shares of Convertible Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares. of Convertible Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Convertible Preferred Stock which shall not have been converted.

                  (4) Effective Date. The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Convertible Preferred Stock into shares of Common Stock thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Convertible Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided by this paragraph F. On and after the effective day of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Convertible Preferred Stock on a dividend payment date if such dividend payment date for such dividend shall coincide with or be on or subsequent to the effective date of conversion of such shares.

                  (5) No Fractional Shares. The Corporation shall not be obligated to deliver to holders of Convertible Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Convertible Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

                  (6) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and issued Common Stock, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock then outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Convertible Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock then outstanding and convertible into shares of Common Stock.

            G. Certain Definitions. For purposes of paragraph H, the following definitions shall apply:

                  (1) Extraordinary Distribution: any dividend or other distribution (effected while any of the shares of Convertible Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of twelve (12) months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds five percent (5%) of the aggregate Fair Market Value of all the shares of Common Stock outstanding on the record date for determining the stockholders entitled to receive such Extraordinary Distribution and (ii) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph H(2) hereof), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph H(4) hereof shall be the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such twelve-month period and not previously included in the calculation of an adjustment pursuant to paragraph H(4).

                  (2) Fair Market Value: as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a day shall mean the last reported sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System, or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices, for such day as furnished by any New York Stock Exchange member firm selected for such purposes by the Board of Directors of the Corporation or a committee thereof on each trading day during the Adjustment Period, or if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Common Stock on each such day as determined in good faith by the Board of Directors of the Corporation or a committee thereof. "Adjustment Period" shall mean the period of five (5) consecutive trading days, preceding and including the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean, so long as any securities of the Corporation are held by the National Seating Company Employee Stock Ownership Trust (the "Trust") established pursuant to the ESOP, the fair value thereof as determined by the independent appraiser to the Trust, and if no securities of the Corporation are held by the Trust, then by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

                  (3) Non-Dilutive Amount: in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock), the remainder of (i) the Fair Market Value of a share of Common Stock on the day preceding approval by the Board of Directors of such issuance, sale or exchange, multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

                  (4) Pro Rata Repurchase: any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Convertible Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock.

            H. Anti-dilution Adjustments.

                  (1) Stock Dividends, Subdivisions and Combinations. In the event the Corporation shall, at any time or from time to time while any of the shares of the Convertible Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock,
(ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation or otherwise, the Conversion Ratio in effect immediately prior to such action shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. An adjustment made pursuant to this paragraph H(1) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

                  (2) Dividends of Rights or Warrants. In the event that the Corporation shall, at any time or from time to time while any of the shares of Convertible Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock, on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs H(6) and H(7) hereof, the Conversion Ratio shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock that could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights and warrants.

                  (3) Issuance of Common Stock Rights or Warrants. In the event the Corporation shall, at any time or from time to time while any of the shares of Convertible Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock other than pursuant to (i) any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant in any security convertible into or exchangeable for shares of Common Stock), (ii) the ESOP, (iii) the National Seating Company Restricted Stock Plan as in effect on the effective date of this Agreement and Plan of Merger (the "Restricted Stock Plan"), other than reissuance of shares subject to the Restricted Stock Plan which have been forfeited pursuant thereto, (iv) the Warrant dated the effective date of this Agreement and Plan of Merger to purchase up to 24,615 shares of Common Stock, subject to adjustment as provided therein, originally issued to U S WEST Financial Services, Inc. (the "U S WEST Warrant"), or (v) the Warrant dated the effective date of this Agreement and Plan of Merger to purchase up to 203,077 shares of Common Stock, subject to adjustment as provided therein, originally issued to American Transit Corp. (the "ATC Warrant") for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such shares on the date of such issuance, sale or exchange, then, subject to the provisions of paragraphs H(6) and H(7) hereof, the Conversion Ratio in effect immediately prior to such sale or exchange shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the approval by the Board of Directors of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation, and the denominator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the approval by the Board of Directors of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock. In the event the Corporation shall at any time or from time to time while any shares of Convertible Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) other than (i) any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the corporation) or pursuant to (ii) the ESOP, (iii) the Restricted Stock Plan (other than reissuance of shares subject to the Restricted Stock Plan which have been forfeited pursuant thereto), (iv) the U S WEST Warrant or (v) the ATC Warrant for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Non-Dilutive Amount then, subject to the provisions of paragraph H(6) and H(7) hereof, the Conversion Ratio shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the approval by the Board of Directors of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day, plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time), and the denominator of which shall be the sum of
(i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the approval by the Board of Directors of such issuance, sale or exchange, plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (iii) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants.

                  (4) Extraordinary Distribution and Pro Rata Repurchases. In the event the Corporation shall, at any time or from time to time while any of the shares of Convertible Preferred Stock are outstanding, make an Extraordinary Distribution in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation, or effect a Pro Rata Repurchase of Common Stock, the Conversion Ratio in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs H(6) and H(7) hereof, be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation, multiplied by (ii) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and the denominator of which is (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or pro Rata Repurchase and (y) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase as the case may be. The Corporation shall send each holder of Convertible Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Ratio and the number of shares of Common Stock into which a share of Convertible Preferred Stock may be converted at such time.

                  (5) Failure to Meet Cumulative Earnings Goals: In the event that the Cumulative Earnings of the Corporation shall fall within a range indicated in the following table, then the Conversion Ratio shall be adjusted by multiplying it by the factor indicated opposite such range in the following table:

Cumulative Earnings:                                Factors:
Less than $5,092,045.00                             1.15385
$ 5,092,045.00 to $10,783,903.00                    1.11923
$10,783,903.00 to $17,093,095.00                    1.09231
$17,093,095.00 to $23,568,192.00                    1.06923
$23,568,192.00 to $30,031,551.00                    1.05000
$30,031,551.00 to $37,023,223.00                    1.03077
$37,023,223.00 to $44,418,404.00                    1.01538
$44,418,404.00 or more                              l.00000

            Notwithstanding the foregoing, there shall be no change in the conversion ratio based on the foregoing if the risk of forfeiture of all Restricted Stock shall permanently lapse pursuant to Section 4(d) of the Restricted Stock Plan.

            For purposes of this subsection (5), "Cumulative Earnings" for any period shall mean the cumulative earnings of the Corporation, excluding all interest expenses, taxes, accounting expense for restricted stock under the National Seating Company Restricted Stock Plan, contributions to employee benefit plans qualified under Section 401(a) of the Internal Revenue Code, gains and losses on sales of assets, and other extraordinary items, during the period commencing August 31, 1989 and ending on the earlier of August 31, 1997 or the date as of which the adjustment described in this subsection (5) is to be computed, all in accordance with generally accepted accounting principles.

            The Corporation shall notify each holder of Convertible Preferred Stock promptly upon the completion of the preparation of the Corporation's annual financial statements as to the Cumulative

Earnings accrued through the end of the year for which the financial statements have been prepared.

            If shares of Convertible Preferred Stock are redeemed by the Corporation, or if the Corporation shall liquidate or dissolve, then the Conversion Ratio with respect to such shares redeemed shall be adjusted in accordance with this subsection (5) based on the Cumulative Earnings through the date of notice of liquidation; dissolution, or redemption. If any holder of shares of Convertible Preferred Stock shall convert such shares into common stock of the Corporation prior to August 31, 1997 other than in response to a proposed redemption of such shares of liquidation or dissolution of the Corporation, then the adjustment to the Conversion Ratio described in this subsection (5) shall not apply.

                  (6) Minimum Adjustments. Notwithstanding any other provisions of this paragraph H, the Corporation shall not be required to make any adjustment of the Conversion Ratio unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Ratio. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Ratio. Notwithstanding any other provision of this paragraph H, in the event that the Corporation makes an Extraordinary Distribution in property (including any securities of any subsidiary of the Corporation, but excluding cash and securities of the Corporation itself), the Board of Directors may declare that such property shall be distributed, both on the shares of the Common Stock and on the Convertible Preferred Stock on an equivalent basis (treating each share of Convertible Preferred Stock as equivalent to the number of shares of Common Stock into which it could be converted at the Conversion Ratio in effect immediately prior to the Extraordinary Distribution) in lieu of making any adjustment to the Conversion Ratio on account of the Extraordinary Distribution of such property.

                  (7) Further Adjustments. If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Ratio pursuant to the foregoing provisions of this Paragraph H, the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Ratio should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Ratio should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Ratio should be made pursuant to the foregoing provisions of this paragraph H(7), and if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Ratio in addition to those required by the foregoing provisions of this paragraph H, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

                  (8) Statement of Adjustments. Whenever an adjustment to the Conversion Ratio and the related voting rights of the Convertible Preferred Stock is required pursuant to this Article Fourth, the Corporation shall forthwith place on file with the Secretary of the Corporation and, with the transfer agent for the Common Stock and the Convertible Preferred Stock if there be one, a statement signed by two officers of the Corporation stating the adjusted Conversion Ratio determined as provided herein and the resulting Conversion Ratio, and the voting rights (as appropriately adjusted), of the Convertible Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Ratio and the related voting rights of the Convertible Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing Conversion Ratio to each holder of shares of the Convertible Preferred Stock.

            I. Retirement of Shares. Any shares of either class of Preferred Stock acquired by the Corporation by reason of the conversion of such shares as provided by this Article Fourth, or otherwise so acquired, shall be retired as shares of Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock of such class and may thereafter be reissued as permitted by law.

            J. Miscellaneous.

                  (1) Notices. All notices referred to in this Article Fourth shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Article Fourth) with postage prepaid, addressed: (i) if to the Corporation, to its office at 200 National Drive, Vonore, Tennessee 37885-9631 (Attention: Secretary) or to the transfer agent for the applicable class of stock or other agent of the Corporation designated as permitted by this Article Fourth or (ii) if to any holder of Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the such Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

                  (2) Common Stock. The term "Common Stock" as used in this Article Fourth means the Corporation's Common Stock, $.01 par value per share, as the same exists at the date of filing of this amendment to the Certificate of Incorporation or any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value or from par value to no par value. In the event that, at any time as a result of an adjustment made pursuant to paragraph H, the holder of any share of Convertible Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Ratio in respect of such other shares or securities so receivable upon conversion of shares of Convertible Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in paragraph H hereof, and the remaining provisions of this Article Fourth with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

                  (3) Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Preferred Stock or Common Stock or other securities in a name other than that in which the shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                  (4) Registration of Shares. In the event that a holder of shares of Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of shares of Convertible Preferred Stock should be registered or to whom payment upon redemption of shares of Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

                  (5) Transfer Agents. The Corporation may appoint, and from time to time discharge and change, a transfer agent for any of its securities. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of the applicable securities.

            FIFTH. In furtherance and not in limitation of the powers conferred by statute and unless otherwise provided herein, the Board of Directors is, by action of the full Board of Directors, expressly authorized to make, alter or repeal the Bylaws of the Corporation.

            SIXTH. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

            SEVENTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

            Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            EIGHTH. The directors may take any action which they are permitted or required to take under the Bylaws of this Corporation and the laws of the State of Delaware on behalf of the Corporation without a meeting with unanimous written consent of the Board."

F. As of the effective time of the merger and until amendments thereto are duly approved or successors duly elected, as the case may be, the bylaws, directors and officers of the surviving corporation shall be those, respectively, of NSC immediately prior to the effective time of the merger.

G. This Agreement and Plan of Merger shall be effective upon its filing by the Secretary of State of the State of Tennessee and the State of Delaware.

            IN WITNESS WHEREOF, the parties hereto have executed and acknowledged this Agreement and Plan of Merger this 30th day of August, 1989.

                                            NATIONAL SEATING COMPANY

                                            By: /s/ Donald R. Kegley
                                                --------------------------------
                                                (Signature)

                                            Donald R. Kegley
                                            ------------------------------------
                                            Name (typed or printed)

                                            President
                                            ------------------------------------
ATTEST:                                     Signer's capacity

By: /s/ [ILLEGIBLE]
   -------------------------------------
Title: Secretary

                                            NATIONAL SEATING ACQUISITION CORP.

                                            By: /s/ Donald R. Kegley
                                                --------------------------------
                                                (Signature)

                                            Donald R. Kegley
                                            ------------------------------------
                                            Name (typed or printed)

                                            President
                                            ------------------------------------
                                            signer's capacity

ATTEST:

By: /s/ [ILLEGIBLE]
   -------------------------------------
Title : Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 08/21/1991
                                                          721233060 - 823534

                            CERTIFICATE OF AMENDMENT

                         OF CERTIFICATE OF INCORPORATION

      National Seating Company, a corporation organized and existing under and by virtue of the Delaware General Corporation Law,

      DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation, as amended, of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment is as follows:

      RESOLVED, that the Board of Directors amend, subject to stockholder approval at the 1991 Annual Meeting of Stockholders, the Certificate of Incorporation, as amended, of the Corporation by deleting Article Fourth, paragraph B(2) in its entirety and inserting the following in lieu thereof:

            (2) Convertible Preferred Stock. The holders of the outstanding shares of Convertible Preferred Stock are entitled to receive out of any funds at any time legally available for the declaration of dividends, cash dividends of $1.80 per share per annum through July 31, 1996. Dividends on Convertible Preferred Stock shall be payable upon July 31 of each of the years 1990, 1991, 1992, 1993, 1994 and 1995 and on July 31, 1996, and
      shall start to accrue on the date of issue; provided, however that, in the discretion of the Board of Directors, the Corporation may pay the dividend on Convertible Preferred Stock out of funds at any time legally available therefor in installments for any year such dividend is due. In no event shall any dividend be paid or declared, nor shall any distribution be made on shares of Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired by the Corporation for value, except shares repurchased by the Corporation under the terms of the ESOP or under the terms of the Shareholders' Agreement, unless all dividends accrued on the Convertible Preferred Stock for all past dividend periods and for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment. After payment of all dividends accruing through July 31, 1996, the holder of an outstanding share of Convertible Preferred Stock shall be entitled to receive, when and as paid to the holders of shares of Common Stock, dividends equal to the dividends payable on the number of shares of Common Stock into which such share of Convertible Preferred Stock could be converted on the record date for determining the stockholders entitled to such dividend.

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, the 1991 Annual Meeting of the Stockholders of said corporation was duly called and held, upon notice in accordance with the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

      IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Donald R. Kegley, its President, and William J. Seifert, its Secretary, on this 13th day of May, 1991.

                                         By: /s/ Donald R. Kegley
                                             -----------------------------------
                                             President

ATTEST:

/s/ William J. Seifert
----------------------
Secretary

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
 FILED 10:30 AM 03/30/1992
    722090131 - 823534

                            CERTIFICATE OF AMENDMENT
                         OR CERTIFICATE OF INCORPORATION

      Pursuant to Section 242 of the Delaware General Corporation Law, National Seating Company, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"),

      DOES HEREBY CERTIFY:

      FIRST: That by unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation (the "Amendment") of the Corporation, declaring the Amendment to be advisable and calling the Annual Meeting of the Stockholders of the Corporation for consideration thereof. The resolutions setting forth the Amendment are as follows:

            RESOLVED, that the form, terms and provisions of the proposed Amendment to the Certificate of Incorporation (the "Amendment"), as set forth below, being advisable and in the best interests of the Corporation and, thus, the stockholders, is hereby approved in all respects, and the officers of the Corporation are, and any one of them is, hereby authorized, subject to stockholder approval of the proposed Amendment at the Annual Meeting of stockholders to be called, to execute the proposed Amendment, after such approval, and cause such Amendment to be properly filed with the Secretary of State of the State of Delaware and with such other governmental offices as counsel shall deem appropriate; provided, however, that at any time prior to the filing of the proposed Amendment by the officers of the corporation, the Board of Directors may abandon such proposed Amendment without further action by the stockholders of the Corporation;

            FURTHER RESOLVED, that the Certificate of Incorporation of this Corporation be amended by deleting the fourth sentence in Subsection (1) of Section B of the Fourth Article in its entirety and inserting the following in lieu thereof:

            "The Redeemable Preferred Stock shall accrue dividends cumulatively as follows: $0.375 per share on August 31, 1993; $0.020625 per share (i) on the last day of November in the years 1993 and 1994, (ii) on the last days of February, May and August in the year 1994 and (iii) on the last days of February, May and August in the year 1995; and $0.50 per share on August 31, 1995 and on August 31 of each year thereafter until the Redeemable Preferred Stock shall have been redeemed pursuant to the provisions of Section E(1) of the

      Fourth Article of this Certificate of Incorporation. All such accrued dividends shall be due and payable simultaneously with the redemption of the Redeemable Preferred Stock to which such accrued dividends apply."

            FURTHER RESOLVED, that the Certificate of Incorporation of this Corporation be further amended by deleting the last paragraph of Subsection (1)(b) of Section D of the Fourth Article in its entirety and inserting the following in lieu thereof:

            "Senior Debt" as used herein shall mean the unpaid balance of all "Loans," as defined in the Amended and Restated Credit Agreement dated November 29, 1991 between the Corporation and U S WEST Financial Services, Inc., a Colorado corporation ("Lender"); provided, that the following shall not constitute Senior Debt: (i) any portion of the principal amount of the Revolving Facility Amount, as defined in the Amended and Restated Credit Agreement, in excess of $3,000,000, (ii) any portion of the principal amount of the Term Loan, as defined in the Amended and Restated Credit Agreement, in excess of $12,418,000, (iii) the deferred interest due and payable pursuant to Paragraph 4(F) of the Amended and Restated Credit Agreement, and (iv) any amount added to the Corporation's obligations to Lender pursuant to Paragraph 18(E) or the Amended and Restated Credit Agreement."

            FURTHER RESOLVED, that the Certificate of Incorporation of this Corporation be further amended by deleting Subsection (1) of Section E of the Fourth Article in its entirety and inserting the following in lieu thereof:

            "(1) Mandatory Redemption of Redeemable Preferred Stock. The Corporation shall, on September 4, 1996 (the "Redemption Date"), upon surrender by such holder at the Corporation's principal office of the certificate representing such Redeemable Preferred Stock duly endorsed in blank or accompanied by an appropriate form of assignment, redeem all outstanding shares of Redeemable Preferred Stock at a redemption price per share equal to $1.00 in cash plus the amount of any dividends accrued but unpaid (whether or not declared) on such share at the Redemption Date."

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, an Annual Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

      THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Donald R. Kegley, its President, and Raymond R. Miller, its Secretary, on this 27th day of March, 1992.

                                         By: /s/ Donald R. Kegley
                                             -----------------------------------
                                             President

ATTEST:

/s/ Raymond R. Miller
--------------------------
Secretary

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM  12/11/1995
    950288458 - 823534

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            NATIONAL SEATING COMPANY

      National Seating Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

      FIRST: The name of the Corporation is National Seating Company.

      SECOND: The Board of Directors of the Corporation, at a meeting duly convened and held, adopted this Certificate of Amendment of the Certificate of Incorporation of the Corporation.

      THIRD: The holders of more than 50% of the issued and outstanding shares of common stock of the Corporation, acting by written consent in accordance with
Section 228 of the General Corporation Law of the State of Delaware, approved this Certificate of Amendment of the Certificate of Incorporation of the Corporation. There are no other issued or outstanding shares of capital stock of the Corporation, other than the shares of common stock.

      FOURTH: Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

      FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 4,800,000 shares, consisting of
(a) 2,000,000 shares of common stock, par value $.01 per share (the "Common Stock") and (b) 2,800,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which: (i) 100,000 shares shall be designated the Series A Preferred Stock (the "Series A Preferred Stock") and shall have the powers, rights and preferences set forth below and (ii) 2,700,000 shares may be issued in one or more series having the designations, powers, rights and preferences as may be determined from time to time by the Board of Directors of the Corporation, subject only to any required vote of the holders of the Series A Preferred Stock as provided below or any other series of Preferred Stock then outstanding.

      The following is a statement of the powers, rights and preferences of the Series A Preferred Stock:

      A.    Number of Shares; Other Classes and Series of Preferred Stock:
Amendments to Certificate of Incorporation. The number of authorized shares of Series A Preferred Stock shall not be reduced or increased without the affirmative vote or written consent of the holders of two-thirds of the shares of such Series A Preferred Stock then outstanding. No shares of any other series or class of Preferred Stock may be authorized or issued, nor may the terms of any such series or class of Preferred Stock be approved, without the affirmative vote or written consent of the holders of two-thirds of the shares of the Series A Preferred Stock then outstanding. The affirmative vote or written consent of at least two-thirds of the outstanding shares of Series A Preferred Stock affected by any alteration, amendment or repeal of any provision of this Certificate of Incorporation (including any such alteration, amendment or repeal effected by any merger or consolidation of the Corporation with or into any other corporation) which shall alter or change the powers, preferences or rights of the shares of Series A Preferred Stock shall be necessary to authorize such amendment, alteration or repeal.

      B.    Dividends.

            (1) Dividend Amount. The holders of the shares of Series A Preferred Stock are entitled to receive out of any funds at any time legally available for the payment of dividends, cash dividends equal to $1.50 per share per annum from the date of issuance, payable in semi-annual amounts of $.75 per share on the fourth day of each May and December following the date of issuance.

      The date of issuance of the Series A Preferred Stock shall be December 11, 1995, regardless of the number of times transfer of such Series A Preferred Stock shall be made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series A Preferred Stock (whether by reason of transfer of such Series A Preferred Stock or for any other reason).

            (2) Dividends Cumulative. Dividends on the Series A Preferred Stock shall be cumulative whether or not there shall be funds legally available for the payment of dividends on the date payment is due and regardless of whether any dividend has been declared by the Board of Directors of the Corporation, but accumulations of dividends shall not bear interest.

            (3) Partial Payments. If at any time the Corporation shall pay some but not all of the total amount of dividends then payable on the Series A Preferred Stock, such payment shall be distributed among the holders of such Series A Preferred Stock so that an equal amount shall be paid with respect to each outstanding share of such Series A Preferred Stock.

            (4) Method of Payment. Dividends shall be paid by mailing the Corporation's good check in the proper amount to each holder of Series A Preferred Stock at such holder's address as it appears on the Corporation's register at least five days prior to the date of payment or by transferring funds to such holder by wire transfer or otherwise to an account designated by such holder prior to the date of payment.

            (5) Seniority. In no event shall any dividend be paid or declared, nor shall any distribution be made on any shares of Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired by the Corporation for value, except shares repurchased by the Corporation under the terms of the National Seating Company Employee Stock Ownership Plan and shares repurchased by the Corporation pursuant to the provisions of

Article V of the Stockholders Agreement; dated as of August 18, 1995, by and among the Corporation, Marine Midland Bank, Trustee for The National Seating Company Employee Stock Ownership Trust, Bostrom plc and the Management Stockholders listed on the schedule attached thereto, unless all accrued but unpaid dividends (whether or not declared) on the Series A Preferred Stock (including, to the extent provided in Paragraph G(5) of this Article Fourth, shares of Series A Preferred Stock that have been converted into shares of Common Stock) shall have been paid and the Series A Preferred Stock shall have been redeemed or converted.

            (6) Limitation on Payment of Dividends. Dividends (whether or not declared) will continue to accrue, but no dividends will be paid while there is a default or event of default that has occurred and is continuing and has not been cured or waived (a "Default") under the Revolving Credit and Security Agreement, dated as of August 18, 1995, between the Company and First National Bank of Boston, as amended from time to time (the "Bank of Boston Loan Agreement"); or if Default under the Bank of Boston Loan Agreement would occur as a result of the payment of such dividend.

      C.    Liquidation Preference.

            (1) Rights on Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any assets or funds of the Corporation to the holders of any shares of Common Stock, an amount equal to the sum of $10.00 per share plus all accrued and unpaid dividends (whether or not declared) on the Series A Preferred Stock (including, to the extent provided in Paragraph G(5) of this Article Fourth, shares of Series A Preferred Stock that have been converted into shares of Common Stock) through the date of payment (such sum being referred to as the "Liquidation Preference") and no more. If, upon the occurrence of such an event, the assets and funds of the Corporation available for distribution to its stockholders are insufficient to pay the holders of the Series A Preferred stock the full amount of the Liquidation Preference, the holders of the Series A Preferred Stock shall share ratably in any and all assets and funds legally available for distribution to the holders of the Series A Preferred Stock in proportion to the respective amounts which would be payable in respect of the shares held by them upon such distribution if the full amount of the Liquidation Preference were paid.

            (2) Notice of Liquidation. Notice of any proposed liquidation, dissolution or winding up of the Corporation, stating the anticipated payment date, the anticipated amount of the payment and the place where the amounts distributable shall be payable, shall be mailed by the Corporation not less than thirty (30) days prior to the anticipated date of payment stated therein, to each record holder of shares of Series A Preferred Stock.

      D. Voting Rights. Holders of Series A Preferred Stock shall have no voting rights with respect to such shares of Series A Preferred Stock, except as otherwise provided by law or as otherwise set forth in this Certificate of Incorporation (including Paragraph A of this Article Fourth).

      E.    Redemption at the Option of the Holder.

            (1) Right to Cause the Corporation Redeem. Each holder of shares of Series A Preferred Stock shall have the right to cause the Corporation to redeem, on or after December 11, 1998, all or any portion of the shares of Series A Preferred Stock held by such holder for an amount in cash equal to the sum of $10.00 per share plus all accrued but unpaid dividends thereon (whether or not declared) through the date of redemption (such sum being referred to herein as the "Redemption Price") by giving written notice (the "Holder's Redemption Notice") to the Corporation, specifying such holder's intent to exercise such right, the anticipated date of redemption, the address for payment of the Redemption Price and the number of shares as to which such right is to be exercised, at least forty-five (45) days prior to the anticipated date of redemption. Following receipt of a Holder's Redemption Notice specifying an anticipated date of redemption that is a business day on or after December 11, 1998 and at least forty-five (45) days following receipt by the Corporation of such notice, the Corporation shall redeem, on the anticipated date of redemption, the shares of Series A Preferred Stock specified in the Holder's Redemption Notice for an amount in cash equal to the Redemption Price. Notwithstanding the foregoing, if the Corporation does not have sufficient assets or funds legally available for the payment of the Redemption Price specified in the Holder's Redemption Notice, the Corporation shall redeem, at an amount in cash equal to the Redemption Price, the maximum amount (if any) of the shares of Series A Preferred Stock that the Corporation may redeem out of assets and funds legally available for such redemption. If, at least ten (10) days prior to the anticipated date of redemption, the Corporation has received more than one Holder's Redemption Notice, the Corporation shall take into account the shares specified in all such Holder's Redemption Notices in determining whether the Corporation has sufficient assets and funds legally available for payment of the Redemption Price for all such shares, and the amount (if any) of the shares that the Corporation shall redeem shall be prorated among the holders of the Series A Preferred Stock based on the total amount specified in each Holder's Redemption Notice. No shares of Series A Preferred Stock will be redeemed while there is a Default under the Bank of Boston Loan Agreement, or if a Default would occur as a result of such redemption.

            (2) Shares Not Redeemed. If a holder has given the Corporation a Holder's Redemption Notice with respect to any shares of Series A Preferred Stock and the Corporation fails to redeem all or any portion of such shares on the anticipated date of redemption for any reason, all such unredeemed shares shall remain outstanding with all rights appurtenant thereto and dividends shall continue to accrue with respect to such shares. Notwithstanding the foregoing, the Corporation shall redeem all shares of Series A Preferred Stock covered by a Holder's Redemption Notice and not redeemed on the anticipated date of redemption due to a lack of assets and funds legally available for distribution or due to a Default or potential Default under the First Boston Loan Agreement as soon as (i) the Corporation has assets or funds legally available for distribution, (ii) there is no Default under the Bank of Boston Loan Agreement and (iii) no Default under the Bank of Boston Loan Agreement would occur as a result of such redemption; provided, however, that any partial redemption pursuant hereto shall be prorated among the holders of the Series A Preferred Stock based on the total amount specified in each Holder's Redemption Notice.

      F.    Redemption at the Option of the Corporation

            (1) Right to Redeem. Subject to the provisions of Paragraph G of this Article Fourth relating to conversion of the Series A Preferred Stock, the Corporation shall have the right, at any time after August 31, 1996, to redeem all or any portion of the shares of Series A Preferred Stock at the Redemption Price by giving written notice of redemption to the holders of the Series A Preferred Stock in accordance herewith. Notice of redemption will be sent to the holders of the Series A Preferred Stock at the address shown for such holders on the books of the Corporation not less than forty-five (45) nor more than one hundred twenty (120) days prior to the date fixed for redemption. Each such notice shall state (i) the date fixed for redemption; (ii) the total number of shares to be redeemed and, if less than all of the outstanding shares, the number of shares to be redeemed from such holder; (iii) the Redemption Price;
(iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) the conversion rights of the shares and the Conversion Rate (as defined in Paragraph G of this Article Fourth) in effect at such time. If less than all of the outstanding shares of Series A Preferred Stock are called for redemption, the Corporation shall redeem a portion of the shares from each holder in proportion to the total number of shares of Series A Preferred Stock held by such holder.

            (2) Rights of Holders. Upon surrender of the certificate (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state) for any shares called for redemption as provided above and not converted prior to the date fixed for redemption, such shares shall be redeemed by the Corporation at the date fixed for redemption and the Corporation will pay in cash to the holder thereof on such date the Redemption Price set forth in Paragraph E(1) of this Article Fourth for such shares. From and after the date fixed for redemption, such shares will no longer be deemed outstanding, and all rights in respect of such shares shall cease, except the right to receive the Redemption Price, and no interest shall accrued as the Redemption Price.

            (3) Limitations on Redemptions. No redemptions at the option of the Corporation may be made at any time at which the Corporation does not have assets or funds legally available for distribution or while there is a Default under the Bank of Boston Loan Agreement, or if a Default under the Bank of Boston Loan Agreement would occur as a result of such redemption.

      G.    Conversion into Common Stock.

            (1) Right to Convert: Conversion Rate. Each holder of shares of Series A Preferred Stock shall be entitled, at any time and from time to time until the date fixed for redemption of such shares pursuant to Paragraph F(1) if this Article Fourth, to cause any or all of the shares held by such holder to be converted into shares of Common Stock, initially at a conversion rate equal to one (1) share of Common Stock for each share of Series A Preferred Stock, subject to adjustment as provided below (such conversion rate, as so adjusted from time to time, being referred to as the "Conversion Rate"). The Conversion Rate will increase according to the following schedule after August 31, 1996:

              Conversion Date                           Conversion Rate
-------------------------------------------  ------------------------------------
September 1, 1996 through February 28, 1997  1.05 shares of Common Stock for each share of Series A Preferred Stock

March 1, 1997 through August 31, 1997        1.10 shares of Common Stock for each
                                             share of Series A Preferred Stock

September 1, 1997 through February 28, 1998  1.15 shares of Common Stock for each share of Series A Preferred Stock

March 1, 1998 through August 31, 1998        1.20 shares of Common Stock for each
                                             share of Series A Preferred Stock

September 1, 1998 and thereafter             1.25 shares of Common Stock for each
                                             share of Series A Preferred Stock

In addition, in the event that the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, (a) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (b) subdivide the outstanding shares of Common Stock, or (c) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation or otherwise, the Conversion Rate in effect immediately prior to such action will be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. An adjustment made pursuant to the preceding sentence shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

            (2) Notice. Any holder of shares of Series A Preferred Stock who desires to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series A Preferred Stock to be converted and the name or names in which the holder wishes the certificate or certificates for Common Stock and for any shares of Series A Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of such new certificates issued upon such conversion.

            (3) Certificates. Upon surrender of a certificate representing a share or shares of Series A Preferred Stock for conversion, the Corporation shall issue and send to the holder thereof or to such holder's designees, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted.

            (4) Effective Date. The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series A Preferred Stock into shares of Common Stock thereof shall be effective upon receipt by the Corporation of the notice of convention, together with the certificate or certificates for the shares of Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided in Paragraph G(2) of this Article Fourth. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

            (5) Continuing Right to Dividends. From and after the effective date of conversion of any shares of Series A Preferred Stock into shares of Common Stock, the holders of the shares of Common Stock received upon conversion shall continue to have the right to receive, following conversion, all dividends (whether or not declared) that, as of the effective date of conversion, had accrued but had not been paid on the shares of Series A Preferred Stock so converted.

            (6) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion shares of Series A Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding.

      IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation of National Seating Company has been duly executed by duly authorized officers of the Corporation as of this [ILLEGIBLE] day of December, 1995.

                                           NATIONAL SEATING COMPANY

                                           By: /s/ [ILLEGIBLE]
                                               -----------------------
                                               [ILLEGIBLE]
                                               Chief Executive Officer

ATTEST:

/s/ Michael J. Conroy
----------------------
Michael J. Conroy,
Secretary